UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2007
Date of Report (Date of earliest event reported)

NORDIC NICKEL LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Suite 601, 1383 Marinaside Crescent, Vancouver, British Columbia, Canada, V6Z 2W9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective on March 13, 2007, the Board of Directors (the "Board") of Nordic Nickel Ltd. (the "Company") accepted the consent to act as the Vice-President, Exploration of the Company of Gary J. Artmont.

In the late 1990s, as Indonesian-based chief geologist for Freeport-McMoRan, Mr. Artmont was responsible for the management and coordination of a large helicopter-supported regional reconnaissance program. His duties included coordinating 600 field staff, 55 geologists and 7 contracting groups, budget formulation and data evaluation. During his tenure, in excess of 120,000 meters of drilling was completed on 17 prospect areas, which resulted in the discovery of the 8,000,000 plus ounce Wabu gold deposit. In the mid-2000s, Mr. Artmont evaluated acquisition opportunities in Eastern Europe, South America, Southeast Asia and Mongolia. His work focused on a wide range of commodities including copper, iron, coal and nickel. During his career, Mr. Artmont has conducted over 150 site visits to producing mines located throughout the world. His technical proficiency and experience in employing modern geophysical methods and data interpretation, combined with his practical experience in developing exploration budgets and cost controls for both large and small projects, make him an ideal fit for our Company.

Mr. Artmont was a director of has been a director of Pac Rim (PRL) from 2000 to2006. This company is currently delisted, and Mr. Artmont is not a director or officer of any other reporting company.

The Company's Board is still comprised of each of Messrs. D. James (Jim) MacKenzie and Lawrence Siccia.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORDIC NICKEL LTD.
DATE: March 14, 2007.	By: s/s "D. James (Jim) MacKenzie" _________________________________ D. James (Jim) MacKenzie President, CEO and a director

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